Exhibit 4.1

COPANO ENERGY, L.L.C.,

COPANO ENERGY FINANCE CORPORATION,

KINDER MORGAN ENERGY PARTNERS, L.P.

THE GUARANTORS NAMED ON THE SIGNATURE PAGES HEREOF,

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

Fifth Supplemental Indenture

Dated as of May 1, 2013

to

Indenture

Dated as of April 5, 2011

7.125% Senior Notes due 2021

THIS FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 1, 2013, is by and among Copano Energy, L.L.C., a Delaware limited liability company (the “Company”), Copano Energy Finance Corporation, a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), the Guarantors (as defined in the Indenture referred to herein), and U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS OF THE ISSUERS

WHEREAS, the Issuers, the Guarantors and the Trustee are parties to that certain Indenture dated as of April 5, 2011 (the “Original Indenture”), and the Original Indenture has been amended and supplemented by the First Supplemental Indenture dated as of April 5, 2011, relating to the Issuers’ 7.125% Senior Notes due 2021 (the “Notes”), the Second Supplemental Indenture dated April 6, 2011, the Third Supplemental Indenture dated December 19, 2012 and the Fourth Supplemental Indenture dated April 11, 2013 (the Original Indenture, as so amended and supplemented, the “Indenture”);

WHEREAS, $510,000,000 aggregate principal amount of Notes are currently outstanding;

WHEREAS, Section 10.01(d) of the Indenture provides that, without the consent of the Holders of the Notes, the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture to make any change that would provide any additional rights or benefits to the Holders of the Notes;

WHEREAS, the Partnership desires to execute this Supplemental Indenture to provide the guarantee set forth in Section 11.08 of the Indenture, and the Issuers, the Guarantors and the Trustee desire to join in the execution of this Supplemental Indenture, in compliance with Section 10.01(d) of the Indenture; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Partnership, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Partnership, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE 1

Section 1.01.         This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02.         This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Partnership, the Guarantors and the Trustee.

ARTICLE 2

From the date of this Supplemental Indenture, in accordance with Section 11.08 and by executing this Supplemental Indenture, the Partnership is subject to the provisions of the Indenture to the extent provided for in Section 11.08 thereunder, and the Partnership Guarantee provided for therein is effective.

ARTICLE 3

Section 3.01.         Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms, with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02.         All agreements of the Issuers, the Partnership and the Guarantors in this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 3.03.         All parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. It is the express intent of the parties to be bound by the exchange of signatures on this Supplemental Indenture via telecopy or other form of electronic transmission.

Section 3.04.         In case any one or more of the provisions in this Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 3.05.         The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuers and the Guarantors, and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 3.06.         The provisions of this Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered as of the day and year first written above.

COPANO ENERGY, L.L.C.

By:	/s/ Kimberly A. Dang
Kimberly A. Dang
Vice President

COPANO ENERGY FINANCE CORPORATION

By:	/s/ Kimberly A. Dang
Kimberly A. Dang
Vice President

KINDER MORGAN ENERGY PARTNERS, L.P.

By:	Kinder Morgan G.P., Inc.,
its general partner

By:	Kinder Morgan Management, LLC
its delegate

By:	/s/ Kimberly A. Dang
Kimberly A. Dang
Vice President

GUARANTORS:

ACP TEXAS, L.L.C.
ALAMO CREEK PROPERTIES, L.L.C.
CANTERA GAS COMPANY LLC
CMW ENERGY SERVICES, L.L.C.
COPANO EAGLE FORD LLC
COPANO ENERGY SERVICES (TEXAS) GP, L.L.C.
COPANO ENERGY SERVICES GP, L.L.C.
COPANO ENERGY/MID-CONTINENT, L.L.C.
COPANO ENERGY/ROCKY MOUNTAINS, L.L.C.
COPANO FIELD FACILITIES/ROCKY MOUNTAINS, LLC

[Signature Page to Fifth Supplemental Indenture]

COPANO FIELD SERVICES GP, L.L.C.
COPANO FIELD SERVICES/CENTRAL GULF COAST GP, L.L.C.
COPANO FIELD SERVICES/NORTH TEXAS, L.L.C.
COPANO FIELD SERVICES/ROCKY MOUNTAINS, LLC
COPANO LIBERTY, LLC
COPANO NATURAL GAS/ROCKY MOUNTAINS, LLC
COPANO NGL SERVICES (MARKHAM), L.L.C.
COPANO NGL SERVICES GP, L.L.C.
COPANO PIPELINES (TEXAS) GP, L.L.C.
COPANO PIPELINES GP, L.L.C.
COPANO PIPELINES/NORTH TEXAS, L.L.C.
COPANO PIPELINES/ROCKY MOUNTAINS, LLC
COPANO DOUBLE EAGLE LLC
COPANO PROCESSING GP, L.L.C.
COPANO PROCESSING/LOUISIANA, LLC
COPANO/RED RIVER GATHERING GP, L.L.C.
COPANO/WEBB-DUVAL PIPELINE GP, L.L.C.
CPNO SERVICES GP, L.L.C.
ESTES COVE FACILITIES, L.L.C.
GREENWOOD GATHERING, L.L.C.
NUECES GATHERING, L.L.C.
RIVER VIEW PIPELINES, L.L.C.
SCISSORTAIL ENERGY, LLC
HARRAH MIDSTREAM LLC
CDE PIPELINE LLC

By:	/s/ Kimberly A. Dang
Kimberly A. Dang
Vice President

COPANO PROCESSING, L.P.

By:	Copano Processing GP, L.L.C.,
its general partner

By:	/s/ Kimberly A. Dang
Kimberly A. Dang
Vice President

[Signature Page to Fifth Supplemental Indenture]

COPANO NGL SERVICES, L.P.

By:	Copano NGL Services GP, L.L.C.,
its general partner

By:	/s/ Kimberly A. Dang
Kimberly A. Dang
Vice President

CHC LP HOLDINGS, L.L.C.
COPANO HOUSTON CENTRAL, L.L.C.
COPANO PIPELINES GROUP, L.L.C.
COPANO/RED RIVER GATHERING LP HOLDINGS, L.L.C.
CPG LP HOLDINGS, L.L.C.
CPNO SERVICES LP HOLDINGS, L.L.C.
CWDPL LP HOLDINGS, L.L.C.

By:	/s/ Kimberly A. Dang
Kimberly A. Dang
Vice President

COPANO FIELD SERVICES/AGUA DULCE, L.P.
COPANO FIELD SERVICES/COPANO BAY, L.P.
COPANO FIELD SERVICES/KARNES, L.P.
COPANO FIELD SERVICES/LIVE OAK, L.P.
COPANO FIELD SERVICES/SOUTH TEXAS, L.P.
COPANO FIELD SERVICES/UPPER GULF COAST, L.P.

By:	COPANO FIELD SERVICES GP, L.L.C.,
general partner

By:	/s/ Kimberly A. Dang
Kimberly A. Dang
Vice President

[Signature Page to Fifth Supplemental Indenture]

COPANO PIPELINES/HEBBRONVILLE, L.P.
COPANO PIPELINES/SOUTH TEXAS, L.P.
COPANO PIPELINES/UPPER GULF COAST, L.P.

By:	Copano Pipelines GP, L.L.C.,
its general partner

By:	/s/ Kimberly A. Dang
Kimberly A. Dang
Vice President

COPANO PIPELINES/TEXAS GULF COAST, L.P.

By:	Copano Pipelines (Texas) GP, L.L.C.,
its general partner

By:	/s/ Kimberly A. Dang
Kimberly A. Dang
Vice President

COPANO FIELD SERVICES/CENTRAL GULF COAST, L.P.

By:	Copano Field Services/Central Gulf Coast GP, L.L.C.,
its general partner

By:	/s/ Kimberly A. Dang
Kimberly A. Dang
Vice President

[Signature Page to Fifth Supplemental Indenture]

COPANO ENERGY SERVICES/UPPER GULF COAST, L.P.

By:	Copano Energy Services GP, L.L.C.,
its general partner

By:	/s/ Kimberly A. Dang
Kimberly A. Dang
Vice President

COPANO ENERGY SERVICES/TEXAS GULF COAST, L.P.

By:	Copano Energy Services (Texas) GP, L.L.C.,
its general partner

By:	/s/ Kimberly A. Dang
Kimberly A. Dang
Vice President

COPANO/WEBB-DUVAL PIPELINE, L.P.

By:	Copano/Webb-Duval Pipeline GP, L.L.C.,
its general partner

By:	/s/ Kimberly A. Dang
Kimberly A. Dang
Vice President

COPANO RISK MANAGEMENT, L.P.
CPNO SERVICES, L.P.

By:	CPNO Services GP, L.L.C.,
its general partner

By:	/s/ Kimberly A. Dang
Kimberly A. Dang
Vice President

[Signature Page to Fifth Supplemental Indenture]

CIMMARRON GATHERING, LP

By:	Copano/Red River Gathering GP, L.L.C.,
its general partner

By:	/s/ Kimberly A. Dang
Kimberly A. Dang
Vice President

[Signature Page to Fifth Supplemental Indenture]

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Israel Lugo
	Name:	Israel Lugo
	Title:	Vice President

[Signature Page to Fifth Supplemental Indenture]